REPORT OF INDEPENDENT
 CERTIFIED PUBLIC ACCOUNTANTS
     ON INTERNAL CONTROL
          STRUCTURE



  Board of Directors
  Professionally Managed Portfolios
  Glendora, California


  In planning and performing our audits of the financial statements of Avondale Hester Total
  Return Fund, Hodges Fund, James C. Edwards
  Equity Masters Fund, Perkins Discovery Fund,
  Perkins Opportunity Fund and Women's Equity
  Mutual Fund, each a series of shares of
  Professionally Managed Portfolios, for the year ended March 31, 2001, we considered its internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

  The management of the Funds is responsible for
  establishing and maintaining an internal control
  structure.   In fulfilling this responsibility,
  estimates and judgments by management are
  required to assess the expected benefits and
  related costs of internal control structure policies
  and procedures.   Two of the objectives of an
  internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition, and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States of America.

  Because of inherent limitations in any internal
  control structure, errors or irregularities may occur
  and not be detected.   Also, projection of any
  evaluation of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

  Our consideration of the internal control structure
  would not necessarily disclose all matters in the
  internal control structure that might be material
  weaknesses under standards established by the
  American Institute of Certified Public
  Accountants.   A material weakness is a condition
  in which the design or operation of the specific
  internal control structure elements does not reduce
  to a relatively low level the risk that errors or
  irregularities in amounts that would be material in
  relation to the financial statements being audited
  may occur and not be detected within a timely
  period by employees in the normal course of
  performing their assigned functions.   However,
  we noted no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses, as defined above, as of March 31, 2001.

  This report is intended solely for the information and use of management and the Securities and Exchange Commission, and should not be used for any other purpose.




  TAIT, WELLER & BAKER

  Philadelphia, Pennsylvania
  April 12, 2001